UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 19, 2019
________________________________________________
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
__________________________________________________

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042
(Address of principal executive offices) (Zip code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01 Other Events.

Northrop Grumman Corporation ("Northrop Grumman" or the "Company") has received notification of an unsolicited "mini-tender" offer by TRC Capital Corporation (TRC Capital) to purchase up to 500,000 shares, or approximately 0.29 percent of the outstanding common stock of the company as of January 28, 2019. TRC Capital's offer price of $274.25 per share in cash is approximately 4.44% less than the $286.98 closing price of the Company's common stock on February 15, 2019, the last trading day before the mini-tender offer commenced.

The Company does not endorse TRC Capital's mini-tender offer and recommends that shareholders do not tender their shares in response to the offer. The offer is at a price below the current market price for Northrop Grumman shares and is subject to various conditions.

The Company urges shareholders to obtain current market quotes for their shares, to review the conditions to TRC Capital's mini-tender offer, to consult with their brokers or financial advisors and to exercise caution with respect to this mini-tender offer. The Company is in no way associated with TRC Capital, the mini-tender offer or the offer documentation.

A copy of the Company's press release entitled "Northrop Grumman Recommends Shareholders Reject Mini-Tender Offer by TRC Capital Corporation" is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press Release ("Northrop Grumman Recommends Shareholders Reject Mini-Tender Offer by TRC Capital Corporation"), dated February 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary

Date: February 19, 2019

3